UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2011

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	333-163279	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 SOUTH WACKER DRIVE, SUITE 800, CHICAGO, IL  60606
(Address of Principal Executive Offices)                               (Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, the Board of Directors of Golub Capital BDC, Inc. elected Anita R. Rosenberg to the Board of Directors.   Ms. Rosenberg will serve on the Nominating and Corporate Governance Committee as well as the Audit Committee of Golub Capital BDC, Inc.  In addition to serving on the Board of Directors of Golub Capital BDC, Inc., Ms. Rosenberg serves as an independent advisor to Magnetar Capital, a multi-strategy hedge fund.

Ms. Rosenberg was a partner and portfolio manager of Harris Alternatives, LLC, and its predecessor Harris Alternatives, L.P., from 1999 until her retirement in 2009.    Ms. Rosenberg served on the Board of Trustees for The Catherine Cook School of Chicago from 2001 until 2005 and was Secretary of the Executive Committee in 2004.    Ms. Rosenberg graduated with honors from Harvard University in 1985.

Item 7.01.	Regulation FD Disclosure.

On June 1, 2011, Golub Capital BDC, Inc. issued a press release (the “Press Release”) announcing the election of Anita R. Rosenberg to its Board of Directors.  A copy of the Press Release is attached hereto as Exhibit 99.1.  The information in this Current Report on Form 8-K being provided under this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section.  The information in this current report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Golub Capital BDC, Inc., dated as of June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: June 1, 2011	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer